EXHIBIT 10.55

SUBLEASE AGREEMENT

(302 E. Millsap Rd. Fayetteville, AR)

Edgewater Technology, Inc., a Delaware corporation, with a place of business at 20 Harvard Mill Square, Wakefield, Massachusetts 01880, (“Sub-Landlord”), and Tyson Foods, Inc., a Delaware corporation with a place of business at 2210 West Oaklawn Drive, Springdale, AR 72762-6999, make this Sublease Agreement as of July 1, 2002 (this “ Sublease”).

RECITALS

WHEREAS, Sub-Landlord is the tenant under an Office Least dated June 28, 2000 (the “Prime Lease”), by Brewer Investment II, LLC, (the “Landlord”), as landlord, said Office Lease, as so amended, being hereafter referred to as the “Prime Lease”, a copy of which is attached hereto as Exhibit A), with respect to premises (the “Subleased Premises”) consisting of approximately 16,400 rentable square feet on the first and second floors of the building (the Building”) commonly known as 302 E. Millsap Rd. Fayetteville AR 72703; and

WHEREAS, Sub-Landlord desires to sublet to Sub-Tenant, and Sub-Tenant desires to accept from Sub-Landlord the Subleased Premises, on the terms, provisions and conditions set forth in this Sublease.

AGREEMENT

In consideration of the mutual covenants of this Sublease and other valuable consideration, the receipt and sufficiency of which Sub-landlord and Sub-Tenant hereby acknowledge, Sub-Tenant and Sub-Landlord agree as follows:

1.	Subleased Premises

Sub-Landlord hereby subleases to Sub-Tenant, and Sub-Tenant hereby subleases from the Sub-Landlord, the Subleased Premises, subject to the terms, provisions and conditions of this Sublease. Sub-Tenant hereby also agrees to be bound by all of the terms, provisions and conditions of the Prime Lease that do not conflict with the terms, provisions and conditions of this Sublease. Sub-Landlord shall deliver the Subleased Premised to Sub-Tenant in broom clean condition but otherwise in such condition as exists as of the date of this Sublease, free of all occupants. Sub-Tenant acknowledges that Sub-Landlord has made no representations or warranties concerning the Subleased Premises or the Building or their fitness for Sub-Tenant’s purposes, except as expressly set forth in this Sublease. The Subleased Premises consists of 16,400 rentable square feet in the Building located at 302 E. Millsap Rd. Fayetteville, AR 72703 located in Washington County, Fayetteville, Arkansas.

2.	Quiet Possession

Sublessor covenants that is has the right to make this Lease, and that Sublessee shall have the quiet and peaceable possession of the Premises during the Lease Term.

3.	Term

The term of this Sublease (the “Sub-Lease Term”) shall commence on July 15, 2002 for a term of four (4) years, eleven (11) months and fifteen (15) days termination on June 30, 2007.

4.	Rent

A.	Sub-Tenant shall pay base rent for the Subleased premises during the Sub-Lease Term at a rate of $11.00 rentable square feet, net, net, net or $15,033.33 per month for 16,400 rentable square feet comprising the Sub-Leased Premises. Beginning July 15, 2002 through July 31, 2002 Sub –Tenant shall pay a prorated amount of base rent.

B.	The rent shall be paid on the 1st day of each month. Notwithstanding the foregoing, the first months rent shall be paid on July 15, 2002.

5.	Operating Expenses/Real Estate Tax

A.	Operating: In addition to base rent referenced above, Sub-Tenant shall pay all of operating expenses, building insurance, and utilities for the Building incurred during the Sub-Lease Term.

B.	Real Estate Taxes: In addition to the base rent, Sub-Tenant shall pay all real estate taxes for the Building. Sub-Tenant will only be responsible for taxes incurred during the Term of this Sublease. Sub-Landlord will indemnify and hold harmless Sub-Tenant from Sub-Landlord’s failure to pay taxes, if any during the Sub-Landlord’s occupation of the premises.

6.	Option to Terminate

Sub-Tenant shall have the option to terminate this lease effective at the end of the thirty-sixth (36th) month; provided, however, nine (9) months advance written notice is given to Sub-Landlord. Simultaneously, on the notice date above, Sub-Tenant shall pay an early termination penalty equivalent to three (3) months rent, as well as any unamortized brokerage commission.

7.	Option to Extend

Sub-Tenant shall have the right to extend the Sub-Lease Term for one (1) additional two (2) year option under the same terms, provisions and conditions as this Sublease with written notification to the Sub-Landlord no less than six (6) months prior to the expiration of the Sub-Lease Term.

8.	Assignment/Subletting

Sub-Tenant shall have the right at any time to sublease or assign all or any portion of the Subleased Premises to any affiliate or successor company; providedthat, use is of a similar nature, whether by merger, consolidation or by operation of law. Additionally, all rights, privileges and obligations of this Sublease that are assigned shall be assumed by any such affiliate, subsidiary, or successor assignee.

Sub-Tenant shall have that right to sublet all or any portion of the Subleased Premises to any third party with Landlord’s and Sub-Landlord’s prior written approval or consent, which approval or consent shall not be unreasonably withheld or delayed.

9.	Landlord Work

Sub-Tenant shall accept space on an “as is” basis.

10.	Restoration

Sub-Tenant shall not be responsible for restoring the Subleased Premises at the end of the Sub-lease Term. Sub-Tenant shall not be responsible for restoration as any tenant improvements made by the Sub-Landlord to the Subleased Premises. Sub-Tenant will return the premises to broom clean condition except for normal wear and tear.

11.	Maintenance and Repair of Premises

Sub-Tenant will at all times keep the premises in good working order, condition and repair, ordinary wear and tear excepted. However, Sub-Tenant will not be responsible for any and all structural repairs and replacements, including but not limited to, walls and roof, that might occur during the Term of this Sublease.

12.	Parking

Sixty (60) surface spaces.

13.	Signage

Sub-Tenant shall assume all signage rights of sub-Landlord per the Prime Lease.

14.	Holdover

If Sub-Tenant holds over following expiration of the Sub-Lease Term, Sub-Tenant’s tenancy hereunder shall be month to month under the same terms, provisions and conditions as the Prime Lease.

15.	Security Deposit

None.

16.	Indemnity

Sub-landlord agrees to indemnify, hold harmless and defend Sub-Tenant from any and all claims arising from Sub-Landlord’s occupation and lease of the premises, including but not limited to failure to pay taxes and environmental claims.

17.	Insurance

During the Sub-Lease term, Sub-Tenant shall maintain insurance of such types, in policies, with such endorsements and coverage, and in such amounts that are set fourth in the Prime Lease, and such additional insurance as may be required by Sub-Landlord, in Sub-Tenant’s reasonable discretion. All insurance policies shall name Landlord and Sub-Landlord as additional insured and loss payees and shall contain an endorsement that such policies may not be modified or cancelled without 30 days of prior written notice to Landlord and Sub-Landlord. Sub-Tenant shall promptly pay all insurance premiums and shall provide Sub-landlord with policies or certificates evidencing such insurance prior to entering the Subleased Premises.

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IN WITNESS WHEREOF, Sub-Landlord and Sub-tenant have executed this SubLease as of the day and year first above written.

SUB-LANDLORD:

EDGEWATER TECHNOLOGY, INC.

By: /s/ Shirley Singleton

Title: President and CEO

SUBTENANT:

TYSON FOODS, INC.

By: /s/ Kenneth Kimbro

Title: SVP. HR

CONSENT OF LANDLORD:

The undersigned, which is the Landlord under the Prime Lease, hereby consents to this Sublease for the Subleased premises pursuant to and in accordance with “Section Five – Assignment and Sublease” of the Prime Lease.

BREWER INVESTMENTS II, LLC,

An Arkansas Limited Liability Company

By:

Title: Manager

IN WITNESS WHEREOF, Sub-Landlord and Sub-tenant have executed this SubLease as of the day and year first above written.

SUB-LANDLORD:

EDGEWATER TECHNOLOGY, INC.

By:

Title:

SUBTENANT:

By:

Title:

CONSENT OF LANDLORD:

The undersigned Lessor under the Prime Lease dated June 28, 2000 between Lessor and Sublessor hereby consents to the subletting of the Subleased Premises described herein on the terms and conditions in this Sublease; provided, however, that in no event shall this consent relieve Sub-Landlord of any and all obligations, duties, covenants, responsibilities or liabilities under and pursuant to the Prime Lease, which Sub-Landlord hereby acknowledges and reaffirms.

CONSENTED TO

LESSOR: Brewer Investments II, LC

By: /s/ Jerry T. Brewer                                 Date: 7/5/02

Name: Jerry T. Brewer

Title: Landlord